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                                                                     EXHIBIT 3.9

                                    CHARTER

                                      OF

                              NVR FOX RIDGE, INC.



     The undersigned, an individual, does hereby act as incorporator in adopting the following Charter for the purpose of organizing a corporation for profit, pursuant to the provisions of the Tennessee Business Corporation Act.

     FIRST:    The corporate name for the corporation (hereinafter called the
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"Corporation") is

                              NVR FOX RIDGE, INC.

     SECOND:   The number of shares which the corporation is authorized to issue
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is 100,000, all of which are of a par value of $0.01 dollars each and are of the same class and are to be Common shares.

     THIRD:    The street address and zip code of the initial registered office
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of the corporation in the State of Tennessee is 500 Tallan Building, Two Union
Square, Chattanooga, County of Hamilton, Tennessee 37402-2571.

               The name of the initial registered agent of the corporation at the said registered office is Corporation Service Company.

     FOURTH:   The name and address and zip code of the incorporator are:
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Victoria A. Nelson, 8300 Greensboro Drive, Suite 1080, McLean, Virginia 22102.

     FIFTH:    The street address and zip code of the initial principal office
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of the corporation are 7601 Lewinsville Road, Suite 300, McLean, Virginia 22102.

     SIXTH:    The corporation is for profit.
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     SEVENTH:  The corporation shall, to the fullest extent permitted by the
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provisions of the Tennessee Business Corporation
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Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     EIGHTH:   The personal liability of the directors of the corporation is
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eliminated to the fullest extent permitted by the provisions of the Tennessee
Business Corporation Act, as the same may be amended and supplemented.

     NINTH:    The duration of the corporation shall be perpetual.
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SIGNED on October 14, 1997.




--------------------------------
Victoria A. Nelson, Incorporator